FOR IMMEDIATE RELEASE CONTACT: Stacey Sullivan

Brinker International

(800) 775-7290

BRINKER INTERNATIONAL BOARD DECLARES DIVIDEND

DALLAS (Feb. 7, 2013) - The Board of Directors for Brinker International, Inc. (NYSE: EAT), a recognized leader in casual dining, declared a quarterly dividend of $0.20 per share on common stock of the company. The dividend will be payable on March 28, 2013 to shareholders of record as of March 8, 2013.

Brinker currently owns, operates, or franchises 1,593 restaurants under the names Chili's® Grill & Bar (1,549 restaurants) and Maggiano's Little Italy® (44 restaurants). For more information, visit www.brinker.com.